Exhibit 99.1

      Pier 1 Imports Reports Fiscal 2007 Second Quarter Results

    FORT WORTH, Texas--(BUSINESS WIRE)--Sept. 14, 2006--Pier 1 Imports, Inc. (NYSE:PIR) today announced a net loss from continuing operations of $73,059,000, or $0.84 per share, for the second quarter ended August 26, 2006. Excluding unusual charges and the effect of the adoption of a new accounting pronouncement (see reconciliation table below), loss per share on a non-GAAP basis for the second quarter of fiscal year 2007 amounted to $29,256,000 or $0.34 per share versus $6,373,000 or $0.07 loss per share from continuing operations in the second quarter of fiscal year 2006. Total sales declined 12.5% for the second fiscal quarter to $370,698,000, from $423,675,000 in the year-ago quarter, and comparable store sales declined 14.8%.
    For the first six months of fiscal 2007, the Company's net loss from continuing operations was $95,824,000, or $1.09 per share, compared to a loss per share of $0.17 for the year-ago period. Year-to-date sales amounted to $746,790,000, down 8.3% from $813,989,000 in the year-ago period, and comparable store sales declined 10.9%.

Reconciliation and Discussion of 2nd Quarter GAAP to Non-GAAP Loss Per Share from Continuing Operations


                                                       Q2 FY07 Q2 FY06
                                                       ------- -------
Loss Per Share from Continuing Operations, less:       ($0.84) ($0.07)
 Impact of valuation allowance against prior year
  deferred tax asset                                    (0.28)   0.00
 Impact of limitation on current year tax benefit       (0.11)   0.00
 Impact of litigation settlement and legal fees         (0.04)   0.00
 Impact of store-level asset impairments                (0.03)   0.00
 Impact of Pier 1 Kids relocation and integration       (0.02)   0.00
 Impact of new accounting pronouncement SFAS 123R -
  stock based compensation                              (0.02)   0.00
                                                       ------- -------
Non-GAAP Loss Per Share from Continuing Operations
 Excluding Unusual Charges and adoption of SFAS 123R   ($0.34) ($0.07)
                                                       ======= =======

    Reported results in the second quarter included a non-cash charge of $24.6 million or $0.28 per share to establish a valuation allowance against the Company's net deferred income tax assets that arose in prior years. In evaluating the likelihood that sufficient earnings would be available in the near future to realize the deferred tax assets, the Company considered cumulative losses over three years including the current year.
    The Company concluded that a valuation allowance was necessary based upon this evaluation and the guidance provided in Statement of Financial Accounting Standards ("SFAS") No. 109. A tax benefit has been provided on losses for the current year only to the extent such losses can be carried back to offset taxable income in a previous year. This limitation reduced the current tax benefit by $9.6 million or $0.11 per share. The Company will have the ability to realize the deferred tax assets should future earnings be sufficient to do so and the charge will have no impact on current cash flows.
    Unusual charges reported during the second quarter included the following: a pre-tax charge of $4.6 million or $0.04 per share attributable to a labor litigation settlement and related costs; a non-cash charge of $3.1 million or $0.03 per share for store-level asset impairment charges; a $2.7 million or $0.02 per share charge for relocation and integration of the Pier 1 Kids' headquarters and warehouse into Pier 1 facilities; and a non-cash charge of $2.7 million or $0.02 per share for stock-based compensation expense in compliance with SFAS 123R.

    Operating Results

    Merchandise margins improved to 49.2% from 49.1% in the year-ago quarter. Store occupancy costs increased $4.0 million to 20.8% of sales in the second quarter versus 17.2% for the year-ago quarter. Selling, general and administrative costs were 41.3% of sales compared to 31.9% of sales in the second quarter last year. Payroll costs as a percentage of sales were higher during the quarter versus last year, and marketing costs were 7.5% of sales compared to 5.1% in the year-ago period.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Although we are well underway with our turnaround strategy, we are disappointed to report a significant loss for the second quarter. We did have a number of one-time charges which impacted the quarter. Additionally, sales were soft in June and July, improved slightly in August, but our fixed costs were too much to overcome. We expect to do better over the next few months through the critical fall and holiday selling seasons. We have dramatically changed our stores and our merchandise assortments to present new, eclectic and differentiated collections that offer better quality products, compelling visual presentations and a superior shopping experience in an effort to attract new customers.
    "With 100 days remaining until Christmas, we are focused on the all-important holiday season. We have planned increases in store-level inventory for decorative accessories, gifts and tabletop collections, although total inventory is being carefully monitored and is currently 15% below last year. We have an aggressive marketing program scheduled for the third and fourth quarters of this year and new visual presentations planned for stores that will feature a broad assortment of value-priced items."
    This release references non-GAAP loss per share information that includes 1) the tax valuation allowances established against the Company's net deferred tax assets, 2) a litigation settlement and legal costs, 3) impairment charges on store-level assets 4) relocations and integration costs related to Pier 1 Kids, and 5) the impact of SFAS 123R for recording stock-based compensation.
    The Company believes that the non-GAAP financial measures allow management and investors to understand and compare the Company's operating results in a more consistent manner for the second quarter of fiscal year 2007. These non-GAAP measures should be considered supplemental and not a substitute for the Company's financial results that are recorded in accordance with generally accepted accounting principles for the periods presented.
    The Company will host a conference call to discuss fiscal 2007 second quarter results at 10:00 a.m. Central Time today. A web cast is available on our web site at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 800-498-7872, ID 4640853. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals.
    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed report on Form 10-Q. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or otherwise revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 kids(R) stores in the United States. Information about the Company is available on www.pier1.com.


                         Pier 1 Imports, Inc.
                         --------------------

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands except per share amounts)
                              (unaudited)

                            Three Months Ended     Six Months Ended
                           August 26, August 27, August 26, August 27,
                                2006       2005       2006       2005
                            ---------  ---------  ---------  ---------

Net sales                  $ 370,698  $ 423,675  $ 746,790  $ 813,989

Operating costs and
 expenses:
   Cost of sales
    (including buying and
    store occupancy costs)   265,201    288,573    514,041    541,402
   Selling, general and
    administrative
    expenses                 153,145    134,964    300,728    275,153
   Depreciation and
    amortization              13,604     14,140     27,228     28,094
                            ---------  ---------  ---------  ---------
                             431,950    437,677    841,997    844,649
                            ---------  ---------  ---------  ---------

          Operating loss     (61,252)   (14,002)   (95,207)   (30,660)

Nonoperating (income) and
 expenses:
   Interest and investment
    income                    (2,795)      (640)    (5,708)    (1,762)
   Interest expense            3,444        414      6,895        779
                            ---------  ---------  ---------  ---------
                                 649       (226)     1,187       (983)
                            ---------  ---------  ---------  ---------

Loss from continuing
 operations before income
 taxes                       (61,901)   (13,776)   (96,394)   (29,677)
Income tax expense (benefit)  11,158     (7,403)      (570)   (14,848)
                            ---------  ---------  ---------  ---------
        Loss from
         continuing
         operations          (73,059)    (6,373)   (95,824)   (14,829)

Discontinued operations:
    Loss from discontinued
     operations                    -     (3,812)      (638)    (7,818)
    Income tax benefit             -          -       (231)         -
                            ---------  ---------  ---------  ---------
        Loss from
         discontinued
         operations                -     (3,812)      (407)    (7,818)

Net loss                    ($73,059)  ($10,185)  ($96,231)  ($22,647)
                            =========  =========  =========  =========

Loss per share from
 continuing operations:
       Basic                  ($0.84)    ($0.07)    ($1.09)    ($0.17)
                            =========  =========  =========  =========
       Diluted                ($0.84)    ($0.07)    ($1.09)    ($0.17)
                            =========  =========  =========  =========

Loss per share from
 discontinued operations:
       Basic                       -     ($0.05)    ($0.01)    ($0.09)
                            =========  =========  =========  =========
       Diluted                     -     ($0.05)    ($0.01)    ($0.09)
                            =========  =========  =========  =========

Loss per share:
      Basic                   ($0.84)    ($0.12)    ($1.10)    ($0.26)
                            =========  =========  =========  =========
      Diluted                 ($0.84)    ($0.12)    ($1.10)    ($0.26)
                            =========  =========  =========  =========

Average shares outstanding
 during period:
      Basic                   87,307     86,495     87,201     86,443
                            =========  =========  =========  =========
      Diluted                 87,307     86,495     87,201     86,443
                            =========  =========  =========  =========


                         Pier 1 Imports, Inc.
                         --------------------

                      CONSOLIDATED BALANCE SHEETS
                (in thousands except per share amounts)
                              (unaudited)


                                  August 26,  February 25,  August 27,
                                        2006         2006        2005
                                  ----------  -----------   ----------

ASSETS

Current assets:
   Cash and cash equivalents,
    including temporary
    investments of $140,708,
    $238,463 and $31,346,
    respectively                  $  150,253   $  246,115  $   38,764
   Beneficial interest in
    securitized receivables           44,928       50,000      41,966
   Other accounts receivable, net     16,246       13,916      14,650
   Inventories                       404,117      368,978     474,915
   Income tax receivable              43,344       18,011      24,292
   Assets of discontinued operations       -       32,359      41,405
   Prepaid expenses and other
    current assets                    53,387       45,544      42,934
                                   ----------   ----------  ----------
        Total current assets         712,275      774,923     678,926

Properties, net                      282,938      298,922     314,428
Other noncurrent assets               65,893       96,016      76,513
                                   ----------   ----------  ----------
                                  $1,061,106   $1,169,861  $1,069,867
                                   ==========   ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable                  $        -   $        -  $   20,000
   Accounts payable                  125,404      105,916     114,719
   Gift cards and other deferred
    revenue                           63,482       63,835      56,521
   Accrued income taxes payable        2,106        4,763       3,126
   Liabilities related to
    discontinued operations                -       16,841      18,365
   Other accrued liabilities          94,827       97,493     105,729
                                   ----------   ----------  ----------
        Total current liabilities    285,819      288,848     318,460

Long-term debt                       184,000      184,000      19,000
Other noncurrent liabilities         110,754      107,031     106,910

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares
    authorized,
    100,779,000 issued               100,779      100,779     100,779
   Paid-in capital                   127,276      132,075     139,552
   Retained earnings                 468,515      582,221     616,758
   Cumulative other comprehensive
    loss                              (2,473)        (583)     (1,940)
   Less -- 13,223,000, 13,761,000
    and 14,041,000 common shares
    in treasury, at cost,
    respectively                    (213,564)    (222,254)   (226,784)
   Less -- unearned compensation           -       (2,256)     (2,868)
                                   ----------   ----------  ----------
                                     480,533      589,982     625,497
                                   ----------   ----------  ----------
                                  $1,061,106   $1,169,861  $1,069,867
                                   ==========   ==========  ==========


                         Pier 1 Imports, Inc.
                         --------------------

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                   Six Months Ended
                                                August 26,  August 27,
                                                     2006        2005
                                                 ---------   ---------

Cash flow from operating activities:
  Net loss                                      $ (96,231)  $ (22,647)
  Adjustments to reconcile to net cash used in
   operating activities:
       Depreciation and amortization               32,519      37,882
       Loss on disposal of fixed assets               200       1,153
       Loss on impairment of fixed assets           5,063         225
       Stock-based compensation expense             3,270         167
       Deferred compensation                        3,423       4,525
       Lease termination expense                    2,005       1,522
       Deferred income taxes                       24,613           -
      Sale of receivables in exchange for
       beneficial interest in securitized
       receivables                                (14,900)    (40,370)
       Other                                       (2,154)      1,001
  Changes in cash from:
      Inventories                                 (34,297)   (108,642)
      Other accounts receivable, prepaid
       expenses and other current assets          (15,701)    (14,863)
      Income tax receivable                       (25,237)    (24,292)
      Accounts payable and accrued expenses        20,751      15,144
      Accrued income taxes payable                 (2,794)     (8,599)
      Other noncurrent assets                         469        (144)
      Other noncurrent liabilities                   (217)          -
                                                 ---------   ---------
            Net cash used in operating
             activities                           (99,218)   (157,938)
                                                 ---------   ---------

Cash flow from investing activities:
  Capital expenditures                            (18,711)    (28,048)
  Proceeds from disposition of properties              58         179
  Proceeds from sale of discontinued operations
   (net of $3,397 cash included in sale of
   discontinued operations)                        11,601           -
  Proceeds from sale of restricted investments        217           -
  Purchase of restricted investments               (2,000)          -
  Collections of principal on beneficial
   interest in securitized receivables             19,972      34,094
                                                 ---------   ---------
            Net cash provided by investing
             activities                            11,137       6,225
                                                 ---------   ---------

Cash flow from financing activities:
  Cash dividends                                  (17,475)    (17,287)
  Purchases of treasury stock                           -      (4,047)
  Proceeds from stock options exercised,
   stock purchase plan and other, net               2,877       4,672
  Notes payable borrowings                              -      23,000
  Repayments of notes payable                           -      (3,000)
  Debt issuance costs                                (283)       (121)
                                                 ---------   ---------
            Net cash (used in) provided by
             financing activities                 (14,881)      3,217
                                                 ---------   ---------

Change in cash and cash equivalents              (102,962)   (148,496)
Cash and cash equivalents at beginning of
 period (including cash held for sale
 of $7,100 and $3,358, respectively)              253,215     189,081
                                                 ---------   ---------
Cash and cash equivalents at beginning of
 period (including
  cash held for sale of $0 and $1,821,
   respectively)                                $ 150,253   $  40,585
                                                 =========   =========

    CONTACT: Pier 1 Imports, Inc.
             Cary Turner, 817-252-8400